Exhibit 10.52

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of August 9, 2019, by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) as of the Closing Date and each other Subsidiary and Person that becomes a party hereto pursuant to Section 7.10 (the Borrower, such Subsidiary Guarantors and each other such Subsidiary and Person are collectively referred to as the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacities as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its successors and assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

The Borrower, the Lenders party thereto, JPMCB as administrative agent and collateral agent and others are entering into that certain Term Loan Credit Agreement, dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations, including their obligations under the Loan Guaranty, and each Hedge Agreement the obligations under which constitute Secured Hedging Obligations.

ACCORDINGLY, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply to this Security Agreement as if specifically incorporated herein, mutatis mutandis.

Section 1.02. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including, without limitation, as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Supporting Obligation” and “Tangible Chattel Paper”).

Section 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the preamble.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” has the meaning set forth in the preamble.

“Collateral” has the meaning set forth in Article 2.

“Contract Rights” means all rights of any Grantor under any Contract, including, without limitation, (i) any and all rights to receive and demand payments under such Contract, (ii) any and all rights to receive and compel performance under such Contract and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedge Agreement, licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement).

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Custodian Agreement” means, with respect to any Tangible Chattel Paper, Instruments or Documents constituting Collateral, an agreement executed by the Administrative Agent, the applicable Grantor and the custodian holding such Collateral, in form and substance reasonably satisfactory to the Administrative Agent, establishing that such custodian will hold such Collateral as bailee on behalf of and for the benefit of the Administrative Agent to the extent required under this Security Agreement and, upon notice when an Event of Default exists, will cease complying with instructions of any Grantors and will comply with instructions of the Administrative Agent.

“Credit Agreement” has the meaning set forth in the Preliminary Statement.

“Cumulative Perfection Certificate” means the Perfection Certificate delivered pursuant to Section 4.01(g) of the Credit Agreement and any Perfection Certificate delivered pursuant to Section 5.12(a) of the Credit Agreement, in each case, as modified and supplemented from time to time as a result of the delivery of any Perfection Certificate Supplement pursuant to Section 5.01(j) of the Credit Agreement or otherwise pursuant to the Credit Agreement.

“Domain Names” means all Internet domain names and associated URL addresses.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any applicable Acceptable Intercreditor Agreement in effect at such time, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Grantors” has the meaning set forth in the preamble.

“Intellectual Property” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names and Software.

“Intellectual Property Collateral” means all Intellectual Property and Licenses in or to which any Grantor now or hereafter has any right, title or interest.

“Intellectual Property Security Agreement Supplement” means an Intellectual Property Security Agreement Supplement substantially in the form of Exhibit A to the Intellectual Property Security Agreement.

“JPMCB” has the meaning set forth in the preamble.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements, whether as licensor or licensee, in (1) Patents, (2) Copyrights, (3) Trademarks and Domain Names, (4) Trade Secrets or (5) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Money” has the meaning set forth in Article 1 of the UCC.

“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

“Pledged Collateral” means all Pledged Stock, including all Stock Rights, all stock certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, all Instruments owned by any Grantor, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement, whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof. For the avoidance of doubt, the term “Pledged Collateral” shall not include any Excluded Asset.

“Pledged Stock” means, with respect to any Grantor, the Capital Stock held by such Grantor, including Capital Stock described in Schedule 5 to the Cumulative Perfection Certificate as held by such Grantor, together with any other Capital Stock as are hereafter acquired by such Grantor. For the avoidance of doubt, the term “Pledged Stock” shall not include any Excluded Asset.

“Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means any Account, Chattel Paper, Document, Instrument and/or any General Intangible, in each case, that is a right or claim to receive money (whether or not earned by performance).

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security Agreement” has the meaning set forth in the preamble.

“Software” means computer programs, source code, object code and supporting documentation including “software” as such term is defined in Article 9 of the UCC, as well as computer programs that may be construed as included in the definition of Goods.

“Stock Rights” means all dividends, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution of or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock. For the avoidance of doubt, the term “Stock Rights” shall not include any Excluded Asset.

“Trade Secrets” means the following: (a) trade secrets, confidential and proprietary information, including unpatented inventions, invention disclosures, technology engineering data or other data, information, production procedures, know-how, financial data, customer lists, supplier lists, business and marketing plans, processes, schematics, algorithms, techniques, analyses, proposals, source code, data, databases and data collections; (b) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims and payments for past and future misappropriations or infringements thereof; (c) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (d) all rights corresponding to any of the foregoing.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE 2

GRANT OF SECURITY INTEREST

Section 2.01. Grant of Security Interest.

(a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby pledges, mortgages, transfers and grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in and to all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all Intellectual Property Collateral;

(iv) all Deposit Accounts, all Money, Cash and Cash Equivalents;

(v) all Documents;

(vi) all Equipment;

(vii) all Fixtures;

(viii) all General Intangibles;

(ix) all Goods;

(x) all Instruments;

(xi) all Inventory;

(xii) all Investment Property, Pledged Stock and other Pledged Collateral;

(xiii) all letters of credit and Letter-of-Credit Rights;

(xiv) all Commercial Tort Claims described on Schedule 8 to the Cumulative Perfection Certificate (including any supplements to such Schedule 8 delivered pursuant to Section 4.04);

(xv) all Permits;

(xvi) all Software and all recorded data of any kind or nature, regardless of the medium of recording;

(xvii) all Contracts, together with all Contract Rights arising thereunder;

(xviii) all Supporting Obligations; and

(xix) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

(b) Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof, including “Intellectual Property Collateral”) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, immediately upon the ineffectiveness, lapse or termination of all applicable restrictions and conditions set forth in the definition of “Excluded Assets” in the Credit Agreement that prevented the grant of a security interest in any right, interest or other asset that would have, but for such restrictions and conditions, constituted Collateral, the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, such previously restricted or conditioned right, interest or other asset, as the case may be, as if such restrictions and conditions had never been in effect.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Administrative Agent as and when required under the Credit Agreement, for the benefit of the Secured Parties, that:

Section 3.01. Title, Perfection and Priority; Filing Collateral. (a) this Security Agreement is effective to create a legal, valid and subject to the Legal Reservations, enforceable Lien on and security interest in the Collateral in favor of the Administrative Agent for the benefit of the Secured Parties and (b) subject to the terms of Section 7.23 and the last paragraph of Section 4.01 of the Credit Agreement and the satisfaction of the Perfection Requirements, the Administrative Agent will have a fully perfected First Priority Lien on such Collateral securing the Secured Obligations to the extent perfection can be achieved by the Perfection Requirements.

Section 3.02. Intellectual Property. As of the date hereof, no Responsible Officer of any Grantor has knowledge of (i) any written third-party claim (A) that any of its owned Intellectual Property registrations or applications is invalid or unenforceable, or (B) challenging such Grantor’s rights to the Intellectual Property Collateral or (ii) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Material Adverse Effect.

Section 3.03. Pledged Collateral. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) as of the date of delivery by the Borrower to the Administrative Agent of the Cumulative Perfection Certificate, each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 5 to the Cumulative Perfection Certificate as held by such Grantor and (iii) as of the date of delivery by the Borrower to the Administrative Agent of the Cumulative Perfection Certificate, each Grantor holds the Pledged Stock described in Schedule 5 to the Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens).

ARTICLE 4

COVENANTS

From the date hereof, and thereafter until the Termination Date:

Section 4.01. General.

(a) Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Administrative Agent to file (A) all financing statements (including fixture filings) and amendments and continuation statements thereto with respect to the Collateral naming such Grantor as debtor and the Administrative Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement) for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Administrative Agent in United States issued, registered and applied for Patents, Trademarks and Copyrights (in each case, to the extent constituting Collateral) and naming such Grantor as debtor and the Administrative Agent as secured party and, (ii) subject to the terms of the Loan Documents, agrees to take such other actions, in each case as may from time to time be necessary and reasonably requested by the Administrative Agent (and authorizes the Administrative Agent to take any such other actions, which it has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations) and perfected (if and to the extent perfection is required pursuant to the Loan Documents) security interest in and, subject, in the case of Pledged Collateral, to Section 4.02 hereof, Control of, the Collateral. Each Grantor shall pay any applicable filing fees, recordation fees and related expenses relating to its Collateral in accordance with and subject to the limitations under Section 9.03(a) of the Credit Agreement. Any financing statement filed by the Administrative Agent may (i) indicate the Collateral (A) as “all assets” of the applicable Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including in each case to the extent applicable, whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request.

(b) Further Assurances. Each Grantor agrees, subject to the terms of the Loan Documents, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Administrative Agent’s Lien) and to defend the security interest of the Administrative Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Limitations on Actions. Notwithstanding anything to the contrary in this Security Agreement, no Grantor shall be required to take any action in connection with Collateral pledged hereunder (and no security interest in such Collateral shall be required to be perfected) except to the extent consistent with Section 5.12(c) or 5.14 of the Credit Agreement and the Perfection Requirements or expressly required hereunder and except in accordance with Requirements of Law.

Section 4.02. Pledged Collateral.

(a) Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Subject to Section 7.23, each Grantor will, (i) with respect to any certificated Securities representing or evidencing Pledged Collateral and Tangible Chattel Paper, Instruments and Documents of the type described in clause (2) below (subject, for the avoidance of doubt, to the last sentence of this Section 4.02(a)), held by the Grantors on the Closing Date, deliver to the Administrative Agent for the benefit of the Secured Parties such certificated Securities and Tangible Chattel Paper, Instruments and Documents on the Closing Date, accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Closing Date, hold in trust for the Administrative Agent upon receipt and (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), deliver to the Administrative Agent for the benefit of the Secured Parties any (1) certificated Security representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper, Instruments and Documents (A) in each case under this clause (2), having an outstanding balance in excess of $2,500,000 and (B) in each case under clauses (1) and (2), constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank.

(b) Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest or other Capital Stock owned by any Grantor which is required to be pledged to the Administrative Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a clearing corporation, Securities Intermediary or other financial intermediary of any kind) which is not represented by a certificate, such Grantor shall not permit any issuer of such partnership interest or limited liability company interest or other Capital Stock to allow such partnership interest or limited liability company interest (as applicable) or other Capital Stock to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. Each Grantor which is an issuer of any uncertificated Pledged Collateral described in this Section 4.02(b) hereby agrees to comply with all instructions from the Administrative Agent without such Grantor’s further consent, in each case subject to the notice requirements set forth in Section 5.01(a)(iv) hereof. The Administrative Agent agrees for the benefit of each Grantor that holds any such uncertificated Pledged Collateral that it will not issue such instructions unless an Event of Default has occurred and is continuing.

(c) Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Administrative Agent under clause (a) above in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but at any time when an Event of Default has occurred and is continuing, and upon at least three Business Days’ notice to the Borrower, the Administrative

Agent shall have the right (in its sole and absolute discretion, but subject to the last sentence of Section 7.01 of the Credit Agreement) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default has occurred and is continuing, but subject to the last sentence of Section 7.01 of the Credit Agreement, the Administrative Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(d) Exercise of Rights in Pledged Collateral. It is agreed that:

(i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for any purpose that does not violate this Security Agreement, the Credit Agreement or any other Loan Document;

(ii) each Grantor will permit the Administrative Agent or its nominee at any time when an Event of Default has occurred and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein); and

(iii) subject to Section 5.01(a)(iv) (including the notice requirements set forth therein), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividend or other distribution that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be delivered to the Administrative Agent as and to the extent required by clause (a) above.

(e) Return of Pledged Collateral. The Administrative Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Credit Agreement in accordance with Article 8 of the Credit Agreement.

Section 4.03. Intellectual Property.

(a) At any time when an Event of Default has occurred and is continuing, and upon the written request of the Administrative Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary for the assignment to or for the benefit of the Administrative Agent of any License held by such Grantor in the United States to enable the Administrative Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material exclusive License of any registered Copyright in the United States that specifically identifies such registered Copyright by registration number and under which such Grantor is the licensee to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder, if any.

(b) Each Grantor shall notify the Administrative Agent reasonably promptly after any Responsible Officer of a Grantor obtaining actual knowledge, with respect to Intellectual Property Collateral, (i) that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) has been abandoned or dedicated to the public, or (ii) of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case of (i) and (ii), to the extent the same is permitted or not restricted by the Credit Agreement or where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) In the event that any Grantor files an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, or acquires any such application or registration by purchase or assignment, in each case, after the Closing Date and to the extent the same constitutes Collateral (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement becoming registered), it shall (i) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) of the Credit Agreement for the Fiscal Quarter in which the relevant event occurred or (ii) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the case of each of clauses (i) and (ii), such longer period as the Administrative Agent may reasonably agree), notify the Administrative Agent and, promptly upon the Administrative Agent’s request, execute and deliver to the Administrative Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement or Intellectual Property Security Agreement Supplement, as applicable, or other instrument as the Administrative Agent may reasonably request and require to evidence the Administrative Agent’s security interest in such registered Patent, Trademark or Copyright (or application therefor), and shall promptly file the same with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable.

(d) Each Grantor shall take all actions reasonably necessary to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and, to the extent consistent with past practices, Copyright, included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of noncontestability and, if reasonably necessary (taking into account the projected cost of such proceedings versus the expected benefit thereof), by initiating opposition and interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case of (i) through (iii), except where the failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect or (B) is otherwise permitted under the Credit Agreement.

(e) Each Grantor shall promptly notify the Administrative Agent of any material infringement, misappropriation, or dilution of such Grantor’s Patents, Trademarks, Copyrights, or Trade Secrets of which any Responsible Officer of a Grantor obtains actual knowledge and shall take such actions that, in the Grantors’ reasonable business judgment, are reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, in each case except where such infringement, misappropriation or dilution or failure to take action could not reasonably be expected to cause a Material Adverse Effect.

Section 4.04. Commercial Tort Claims. After the Closing Date, on or before the date that is 60 days after the end of the Fiscal Quarter in which the relevant event occurred (or, such longer period as the Administrative Agent may reasonably agree), each relevant Grantor shall notify the Administrative Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Borrower) in excess of $10,000,000 acquired by it, together with an update to Schedule 8 to the Cumulative Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement.

Section 4.05. [Reserved].

Section 4.06. Grantors Remain Liable.

(a) Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract constituting Collateral, all in accordance with the terms and conditions thereof, to the extent such conditions and obligations first arose prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer (it being understood and agreed that no Grantor shall have any liability hereunder or any other Loan Document for such conditions or obligations first arising after such date). Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times, in each case other than to the extent the Administrative Agent or such other Secured Party acquires title to the applicable Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, following an Event of Default by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.

(b) Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it first arising prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Collateral, or Capital Stock in any Subsidiary which directly or indirectly owns such Collateral, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer, and the liability of such Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor (it being understood and agreed that the Secured Obligations shall not include any liability or responsibility in connection with the Collateral first arising after such date).

(c) Notwithstanding anything herein to the contrary, each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable under each of the Accounts constituting Collateral to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts, to the extent such conditions and obligations first arose prior to the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Account, or Capital Stock in any Subsidiary which directly or indirectly owns such Account, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer (it being understood and agreed that no Grantor shall have any liability hereunder or any other Loan Document for such conditions or obligations first arising after such date). Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times, in each case other than to the extent the Administrative Agent or such other Secured Party acquires title to the applicable Account, or Capital Stock in any Subsidiary which directly or indirectly owns such Account, following an Event of Default by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.

ARTICLE 5

REMEDIES

Section 5.01. Remedies.

(a) Each Grantor agrees that, at any time when an Event of Default has occurred and is continuing, the Administrative Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law):

(i) the rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document;

(ii) the rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) without notice (except as specifically provided in Section 7.01 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, but subject to the terms of any applicable lease or other occupancy agreement and the rights of obligors of any applicable CRE Finance Asset, personally, or by agents or attorneys, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable;

(iv) upon at least three Business Days’ written notice to the Borrower, (A) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, and (B) exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Administrative Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default is continuing), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor after receipt of such notice while the relevant Event of Default has occurred and is continuing shall be received in trust for the benefit of the Administrative Agent and forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof; and

(v) upon at least three Business Days’ written notice (or such other time provided for in the Custodian Agreement with respect to Collateral subject to the Custodian Agreement), to take possession of the Collateral or any part thereof, by directing such Grantor, or, if applicable, the custodian party to a Custodian Agreement, in writing to deliver the same to the Administrative Agent at any reasonable place or places designated by the Administrative Agent, in which event (x) such Grantor shall at its own expense forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent with respect to Collateral not subject to a Custodian Agreement and (y) with respect to Collateral subject to a Custodian Agreement, such custodian shall cause the same to be moved to the place or places so designated pursuant to the Custodian Agreement;

(b) Each Grantor acknowledges and agrees that compliance by the Administrative Agent, on behalf of the Secured Parties, with any applicable state or federal Requirements of Law in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) Any Secured Party shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase all or any part of the Collateral so sold, free of any right of equity redemption that any Grantor is permitted to release and waive pursuant to applicable Requirements of Law, and each Grantor hereby expressly releases such right of equity redemption to the extent permitted by applicable Requirements of Law.

(d) Until the Administrative Agent is able to effect a sale, lease, transfer or other disposition of any particular Collateral under this Section 5.01, the Administrative Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral or for any other purpose reasonably deemed reasonably appropriate by the Administrative Agent. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, the Administrative Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so.

(g) The Administrative Agent and each Secured Party (by its acceptance of the benefits of this Security Agreement) acknowledge and agree that notwithstanding any other provision in this Security Agreement or any other Loan Document, the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interests therein may be limited or restricted by, or require consent, authorization, approval or license under, Requirements of Law.

(h) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the terms of any applicable Acceptable Intercreditor Agreement then in effect.

Section 5.02. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent at any time when an Event of Default has occurred and is continuing, each Grantor will:

(a) at its own cost and expense, (i) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places reasonably specified in the Custodian Agreement, where applicable, otherwise, by the Administrative Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Administrative Agent so directs and in a form and in a manner reasonably satisfactory to the Administrative Agent, add a legend to the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts, which legend shall include an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein; and

(b) subject to the terms of any applicable lease other occupancy agreement and the rights of obligors of any applicable CRE Finance Asset, permit, to the extent such Grantor has such rights, the Administrative Agent and/or its representatives and/or agents to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.03. Intellectual Property Remedies.

(a) For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default has occurred and is continuing, and at such time as an Event of Default has occurred and is continuing, each Grantor hereby grants to the Administrative Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright, in each case to the extent constituting Collateral, and each application constituting Collateral for any such registration, and record the same. At any time when an Event of Default has occurred and is continuing, the Administrative Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to the extent constituting Collateral to be vested in the Administrative Agent for the benefit of the Secured Parties, in which event such right, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Parties, and the Administrative Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any of Grantor’s Inventory constituting Collateral directly to any Person, including, without limitation, Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third party licenses entered into by such Grantor, sell Inventory constituting Collateral which bears any Trademark owned by or licensed to any Grantor and any Inventory constituting Collateral that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Administrative Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor that constitutes Collateral, and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral to the extent constituting Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Intellectual Property Collateral to the extent constituting Collateral, as well as the goodwill of such Grantor’s business symbolized by any Trademark included in such Intellectual Property Collateral and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used.

(b) Each Grantor hereby grants to the Administrative Agent an irrevocable (until the Termination Date), nonexclusive, royalty-free, worldwide license (to the extent not prohibited by any applicable license) to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license) to all computer software and programs used for compilation or printout thereof. The use of the license granted to the Administrative Agent pursuant to the preceding sentence may be exercised, at the option of the Administrative Agent, only when an Event of Default has occurred and is continuing; provided, however, that such licenses to be granted hereunder with respect to Trademarks shall be subject to, with respect to the goods and/or services on which such Trademarks are used, the maintenance of quality standards that are sufficient to preserve the validity of such Trademarks and are consistent with past practices.

Section 5.04. Application of Proceeds.

(a) Subject to the terms of any applicable Acceptable Intercreditor Agreement then in effect, the Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral as set forth in Section 2.18(b) of the Credit Agreement.

(b) Except as otherwise provided herein or in any other Loan Document, the Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Administrative Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE 6

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.01. Account Verification. The Administrative Agent may at any time and from time to time when an Event of Default has occurred and is continuing and upon three Business Days’ notice to the relevant Grantor, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral.

Section 6.02. Authorization for the Administrative Agent to Take Certain Action.

(a) Each Grantor hereby irrevocably authorizes the Administrative Agent and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as its true and lawful attorney in fact at any time that an Event of Default has occurred and is continuing, in the sole discretion of the Administrative Agent (in the name of such Grantor or otherwise), (A) to contact and enter into one or more agreements with the issuers of uncertificated securities that constitute Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral in accordance with the terms hereof, (B) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, but in any event subject to the terms of any applicable Acceptable Intercreditor Agreement, (C) to demand payment or enforce payment of any Receivable in the name of the Administrative Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (D) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any Receivable, (E) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable and any other Collateral, (F) to settle, adjust, compromise, extend or renew any Receivable, (G) to settle, adjust or compromise any legal proceeding brought to collect any Receivable, (H) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (I) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable, (J) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor (provided copies of such mail are provided to such Grantor), (K) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (L) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (M) to obtain or maintain the policies of insurance of the types referred to in Section 5.05 of the Credit Agreement or to pay any premium in whole or in part relating thereto and (N) to do all other acts and things or institute any proceeding which the Administrative Agent may reasonably deem to be necessary (pursuant to this Security Agreement and the other Loan Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Parties; and, when and to the extent required pursuant to Section 9.03(a) of the Credit Agreement (as if such Grantor were the Borrower), such Grantor agrees to reimburse the Administrative Agent for any payment made in connection with this paragraph or any expense (including reasonable and documented attorneys’ fees, court costs and out-of-pocket expenses) and other charges related thereto incurred by the Administrative Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Loan Guaranty or under the Credit Agreement. Notwithstanding the foregoing, in no event shall notices be sent to Account Debtors other than during the occurrence and during the continuation of an Event of Default.

(b) All prior acts of the Administrative Agent (or its attorneys or designees) are hereby ratified and approved by each Grantor. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.02 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

Section 6.03. PROXY. SUBJECT TO THE LAST SENTENCE OF THIS SECTION 6.03, EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE TERMINATION DATE OR, AS TO ANY GRANTOR, IF EARLIER, THE DATE SUCH GRANTOR IS RELEASED FROM ITS OBLIGATIONS HEREUNDER PURSUANT TO SECTION 7.12 HEREOF) CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.02 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING, DURING THE CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENTS AS SET FORTH HEREIN, THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT, UPON THE OCCURRENCE AND CONTINUATION OF AN EVENT OF DEFAULT AND SUBJECT TO ANY NOTICE REQUIREMENT AS SET FORTH HEREIN, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND UPON THREE BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE BORROWER.

Section 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE OR, AS TO ANY GRANTOR, IF EARLIER, THE DATE SUCH GRANTOR IS RELEASED FROM ITS OBLIGATION HEREUNDER PURSUANT TO SECTION 7.12 HEREOF. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION SUBJECT TO SECTION 7.20 HEREOF; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE ADMINISTRATIVE AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL.

ARTICLE 7

GENERAL PROVISIONS

Section 7.01. Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Administrative Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral.

Section 7.02. Limitation on Administrative Agent’s Duty with Respect to the Collateral. The Administrative Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Administrative Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Administrative Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Administrative Agent, subject to Section 7.06, (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third party consents for access to Collateral to be disposed of (unless expressly required under any applicable lease agreement), or to obtain or, if not otherwise required by any Requirement of Law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02.

Section 7.03. Compromises and Collection of Collateral. Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to any Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing and upon three Business Days’ notice to the relevant Grantor, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole and reasonable discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts reasonably in good faith based on information known to it at the time it takes any such action.

Section 7.04. Administrative Agent Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may, at any time when an Event of Default has occurred and is continuing and upon prior written notice to the Borrower, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.04 as a Secured Obligation payable in accordance with Section 9.03(a) of the Credit Agreement first arising prior to the date on which the Administrative Agent, any Lender or any of their respective designees acquires title to the applicable Collateral, or Capital Stock in any Subsidiary which directly or indirectly owns such Collateral, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer.

Section 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent (subject to the provisions of Article 8 of the Credit Agreement) to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Administrative Agent with the concurrence or at the direction of the Lenders to the extent required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Administrative Agent until the Termination Date.

Section 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable Requirement of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If the exercise of rights or remedies with respect to certain Collateral and the enforcement of any security interest therein require any consent, authorization, approval or license under any Requirement of Law, no such action shall be taken unless and until all requisite consents, authorizations approvals or licenses have been obtained.

Section 7.07. Security Interest Absolute. All rights of the Administrative Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Loan Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the occurrence of the Termination Date).

Section 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Administrative Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent hereunder for the benefit of the Administrative Agent and the Secured Parties.

Section 7.09. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Termination Date or, as to any Grantor, if earlier, the date such Grantor is released from its obligations hereunder pursuant to Section 7.12 hereof.

Section 7.10. Additional Subsidiaries and Persons. Upon the execution and delivery by any Restricted Subsidiary or Person or Successor Borrower of a joinder in the form of Exhibit A in accordance with the Credit Agreement (including Section 5.12(a) thereof), such Restricted Subsidiary or Person shall become a Grantor hereunder with the same force and effect as if such Restricted Subsidiary or Person was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.12. Termination or Release.

(a) This Security Agreement shall continue in effect until the Termination Date, and the Liens granted by each relevant Grantor hereunder shall be automatically released and each relevant Grantor shall automatically be released from its obligations hereunder in the circumstances described in Article 8 or Section 9.21 of the Credit Agreement, as applicable (and, in any event, upon such Grantor becoming an Excluded Subsidiary as a result of a transaction or transactions permitted under the Credit Agreement).

(b) Upon (i) any sale, transfer or other disposition by any Grantor of any Collateral, which such sale, transfer or disposition is permitted under the Credit Agreement, to any Person that is not another Grantor (including, without limitation, an Excluded Subsidiarity), or (ii) upon any Collateral becoming or constituting an Excluded Asset as a result of a transaction or transactions permitted under the Credit Agreement, the Liens granted in such Collateral hereunder shall automatically be released.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, the Administrative Agent shall, subject to receipt of a certificate from a Responsible Officer of the Borrower if required under the Credit Agreement and requested by the Administrative Agent, promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, (i) all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release and (ii) all Pledged Collateral that no longer constitutes Collateral as a result of such termination or release. In addition, in connection with any termination or release pursuant to paragraph (b) above, the Administrative Agent shall, subject to receipt of a certificate from a Responsible Officer of the Borrower certifying that any asset which constituted Collateral has become or constitutes an Excluded Asset as a result of a transaction or transactions permitted under the Credit Agreement, promptly execute and deliver to the Borrower an acknowledgement of the Administrative Agent (x) acknowledging that the Liens on the applicable assets granted hereunder have been released and (y) attaching any UCC termination statements or similar documents required by clause (i) above and acknowledging its obligations under clause (i) above (which such acknowledgement, if requested by the Borrower, may be disclosed on a non-reliance basis to the counterparty under the applicable Asset Financing Facility or CRE Financing). Any execution and delivery of any document or certificate pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Administrative Agent or any Secured Party. The Borrower shall reimburse the Administrative Agent for all reasonable and documented costs and out-of-pocket expenses, including the fees, disbursements and other charges of one outside counsel (and, if necessary, of one local counsel in any relevant jurisdiction), incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 9.03(a) of the Credit Agreement.

(d) The Administrative Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in good faith believes to be in accordance with) the terms of this Section 7.12.

Section 7.13. Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Administrative Agent relating to the Collateral.

Section 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS IN RESPECT OF THE COLLATERAL UNDER THIS SECURITY AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

(b) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01 OF THE CREDIT AGREEMENT. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.17. Indemnity. Each Grantor hereby agrees to indemnify the Indemnitees, as, and to the extent, set forth in Section 9.03 of the Credit Agreement, as if such Grantor were the Borrower (it being understood and agreed that no Grantor shall have any liability thereunder for any liabilities or responsibilities in respect of any Contract or Capital Stock that constitutes Collateral, except as explicitly set forth in such Section 9.03, first arising after the date on which, following an Event of Default, the Administrative Agent, any Lender or any of their respective designees acquires title to such Contract, or Capital Stock in any Subsidiary which directly or indirectly owns such Contract, by foreclosure, deed-in-lieu thereof or assignment in lieu thereof, as applicable, or similar transfer).

Section 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission (including by email as a “.pdf” or “.tif” attachment) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.19. ACCEPTABLE INTERCREDITOR AGREEMENTS GOVERN. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT AND THIS SECURITY AGREEMENT, THE PROVISIONS OF SUCH APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT IN EFFECT SHALL GOVERN AND CONTROL.

Section 7.20. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Parties shall assert, and each hereby waives, any claim against each other or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any Indemnitee against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17.

Section 7.21. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Credit Agreement, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 7.22. Survival of Agreement. Without limiting any provision of the Credit Agreement or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof.

Section 7.23. Custodian Agreements. Notwithstanding anything herein to the contrary, the requirements of this Agreement to deliver any Tangible Chattel Paper, Instruments or Documents constituting Collateral shall be deemed satisfied by delivery thereof to a custodian subject to a valid and enforceable Custodian Agreement on or after the Closing Date in accordance with the terms of the Credit Agreement.

ARTICLE 8

NOTICES

Section 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 9.01 of the Credit Agreement (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

ARTICLE 9

THE ADMINISTRATIVE AGENT

JPMCB has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article 8 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article 8. Any successor Administrative Agent appointed pursuant to Article 8 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

By accepting the benefits of this Security Agreement and any other Loan Document, each Secured Party expressly acknowledges and agrees that this Security Agreement and each other Loan Document may be enforced only by the action of the Administrative Agent, and that such Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Security Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Administrative Agent have executed this Security Agreement as of the date first above written.

CLAROS MORTGAGE TRUST, INC.

By:	/s/J. Michael McGillis
Name: J. Michael McGillis
Title: Authorized Signatory

CMTG California 1 LLC
CMTG Lender 12 LLC
CMTG Lender 14 LLC
CMTG Lender 17 LLC
CMTG Lender 19 LLC
CMTG Lender 2 LLC
CMTG Lender 29 LLC
CMTG Lender 3 LLC
CMTG Lender 34 LLC
CMTG Lender 35 LLC
CMTG Lender 44 LLC
CMTG Lender 7 LLC
CMTG Lender 8 LLC
CMTG Lender 9 LLC
CMTG Lender 51 LLC

By: Claros Mortgage Trust, Inc., its sole member

By:	/s/J. Michael McGillis
Name:	J. Michael McGillis
Title:	Authorized Signatory

[Claros – Signature Page to Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent

By:	/s/ Diego E. Nunes
Name:	Diego E. Nunes
Title:	Executive Director, J.P. Morgan

[Claros - Signature Page to Pledge and Security Agreement]

EXHIBIT A

[FORM OF] SECURITY AGREEMENT JOINDER

A. SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”), to the Pledge and Security Agreement dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among Claros Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors (as defined in the Credit Agreement) as of the Closing Date and each other Subsidiary or Person that becomes a party hereto pursuant to Section 7.10 of the Security Agreement from time to time party thereto (the foregoing, collectively, the “Grantors”) and JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities and together with its successors and assigns, the “Administrative Agent”).

B. Reference is made to the Term Loan Credit Agreement dated as of August 9, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, Borrower, the lenders from time to time party thereto and JPMCB, as administrative agent and collateral agent.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.

D. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans. Section 7.10 of the Security Agreement and Section 5.12 of the Credit Agreement provide that additional Domestic Subsidiaries of the Borrower or Persons may become Guarantors under the Security Agreement by executing and delivering an instrument in the form of this Supplement. [The] [Each] undersigned Restricted Subsidiary or Person (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made and to secure the Secured Obligations, including obligations under the Loan Guaranty and each Hedge Agreement the obligations under which constitute Secured Hedging Obligations.

Accordingly, the Administrative Agent and [the] [each] New Grantor agree as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Grantor by its signature below becomes a Guarantor and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof. In furtherance of the foregoing, [the] [each] New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] Grantor’s right, title and interest in and to the Collateral of [the] [each] New Grantor. Upon the effectiveness of this Supplement, each reference to a “Grantor” and “Guarantor” in the Security Agreement shall be deemed to include [the] [each] New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. [The] [Each] New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Grantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission (including by email as a “.pdf” or “.tif” attachment) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Attached hereto is a duly prepared, completed and executed Perfection Certificate with respect to [the] [each] New Grantor, and [the] [each] New Grantor hereby represents and warrants that the information set forth therein with respect to such New Grantor is correct and complete in all material respects as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower and the Administrative Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9. [The] [Each] New Grantor agrees to reimburse the Administrative Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 10. This Supplement shall constitute a Loan Document, under and as defined in, the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, [each] [the] New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

[SCHEDULE A

CERTAIN EXCEPTIONS]